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Filed Pursuant to Rule 424(b)(2)
Registration No. 333-205241

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $1.00 per share	119,687	$(2)	$(2)	$(2)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of HCP, Inc.'s outstanding shares of common stock.

(2)
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this prospectus supplement only includes unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this prospectus supplement.

        Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement consist of 119,687 unsold shares of common stock previously registered on a prospectus supplement dated August 5, 2014 and the prospectus dated July 24, 2012 accompanying Registration Statement No. 333-182824 (the "Prior Prospectuses"). In connection with the registration of such unsold shares of common stock on the Prior Prospectuses, we paid a registration fee of $641.30, which will continue to be applied to such unsold securities.

PROSPECTUS SUPPLEMENT
To prospectus dated June 26, 2015

119,687 Shares

HCP, Inc.

Common Stock

        This prospectus supplement is a supplement to the accompanying prospectus dated June 4, 2015 and relates to the possible issuance of up to 119,687 shares of our common stock, from time to time, to the holders of units representing non-managing membership interests in HCP DR California II, LLC, upon tender of those units in exchange for shares of our common stock that we may issue in connection with a redemption of the tendered units.

        Registration of the issuance of shares of our common stock as provided in this prospectus supplement does not necessarily mean that any of the holders of units representing non-managing membership interests in HCP DR California II, LLC will exercise their redemption rights with respect to the units or that we will elect, in our sole discretion, to issue shares of our common stock to satisfy our redemption obligation instead of cash.

        We will not receive any cash proceeds from the issuance of the shares of our common stock to the holders of units tendered for redemption, but we may acquire units representing non-managing membership interests in HCP DR California II, LLC if we elect to issue shares of our common stock to a holder of units upon redemption of its units.

        Our common stock is traded on the New York Stock Exchange under the symbol "HCP." On June 23, 2015, the last reported sales price for our common stock on the New York Stock Exchange was $37.30 per share. Shares of our common stock are subject to ownership and transfer limitations that are intended to assist us in complying with the requirements to continue to qualify as a real estate investment trust, or REIT.

        Investing in our common stock involves risks. See "Risk Factors" on page S-2 of this prospectus supplement and page 2 of the accompanying prospectus and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as well as the risk factors relating to our business contained in documents we file with the Securities and Exchange Commission which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 26, 2015

        You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, we may offer and sell common stock, preferred stock, depositary shares, debt securities or warrants, or any combination thereof, from time to time, in one or more offerings.

        You should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Where You Can Find More Information" on page ii of the accompanying prospectus in making your investment decision.

        In this prospectus supplement, unless otherwise indicated herein or the context otherwise indicates, the terms "HCP," "we," "us," "our" and the "Company" refer to HCP, Inc., together with its consolidated subsidiaries; the term "units" refers to units representing non-managing membership interests in HCP DR California II, LLC; and the term "common stock" refers to shares of HCP, Inc. common stock. Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States, or U.S., dollars.

RISK FACTORS

        Before purchasing our common stock, you should carefully consider the information under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as updated by our subsequent filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and in the accompanying prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a decrease in the value of our common stock and a partial or complete loss of your investment therein.

Risks Related to the Exchange of Units for Shares of Our Common Stock

The exchange of units representing non-managing membership interests in HCP DR California II, LLC for our common stock is a taxable transaction.

        The exchange of units of HCP DR California II, LLC for shares of our common stock (which may occur following the tender of such units for redemption if we elect to satisfy the redemption obligation in shares of our common stock) will be treated for U.S. federal income tax purposes as a sale of the units by the holders of such units. A holder of such units will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of the HCP DR California II, LLC liabilities allocable to the units being exchanged, less the holder's adjusted tax basis in the units exchanged. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended, referred to herein as the Internal Revenue Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, the ability of a holder of units to sell a substantial number of shares of our common stock in order to raise cash to pay tax liabilities associated with the exchange of units may be restricted and, as a result of stock price fluctuations, the price the holder receives for the shares of our common stock may not equal the value of the units at the time of the exchange.

An investment in our common stock is different from an investment in units representing non-managing membership interests in HCP DR California II, LLC.

        If a unitholder exercises its right to redeem its units, the holder may receive cash or, at our election, shares of common stock in exchange for the units. If a unitholder tenders all of its units and receives cash, the holder will no longer have any interest in HCP DR California II, LLC or us, will not benefit from any subsequent increases in the share price of our common stock and will not receive any future distributions from HCP DR California II, LLC or us (unless the holder currently owns or acquires in the future additional shares of our common stock or additional units). If a unitholder receives shares of our common stock in exchange for its units, the holder will become one of our stockholders rather than a non-managing member in HCP DR California II, LLC. Although the nature of an investment in shares of our common stock is substantially equivalent economically to an investment in units representing non-managing membership interests in HCP DR California II, LLC, there are differences between ownership of the units and ownership of our common stock. These differences, some of which may be material to you, include:

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  form of organization;

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  management control;

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  voting and consent rights;

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  liquidity; and

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  federal income tax considerations.

        These differences are further described under "Comparison of HCP DR California II, LLC and HCP."

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of shares of common stock offered by this prospectus supplement; however, we may acquire units representing non-managing membership interests in HCP DR California II, LLC if we elect to issue shares of our common stock to a holder of units upon redemption of its units.

OPERATING AGREEMENT

        The following summarizes the material provisions of the operating agreement, as amended and restated, of HCP DR California II, LLC. The summary is qualified in its entirety by reference to the operating agreement, as amended and restated, of HCP DR California II, LLC, which is filed as an exhibit to the Quarterly Report on Form 10-Q filed August 5, 2014.

Management

        HCP DR California II, LLC is organized as a Delaware limited liability company under the Delaware Limited Liability Company Act and the terms of its operating agreement, the Amended and Restated Limited Liability Company Agreement of HCP DR California II, LLC, as the same has been amended to date. HCP is the sole managing member of HCP DR California II, LLC. Generally, pursuant to the operating agreement, we have exclusive and complete responsibility and discretion in the management and control of HCP DR California II, LLC, including, subject to the restrictions discussed below, the ability to cause it to enter into major transactions such as acquisitions, dispositions, financings, and refinancings, and to manage and operate its properties. We may not be removed as the managing member of HCP DR California II, LLC, with or without cause, unless we consent to being removed. Non-managing members of HCP DR California II, LLC have no authority to transact business for HCP DR California II, LLC or participate in its management activities, except in limited circumstances described below and as required by any non-waivable provision of applicable law.

        As the managing member, we may not take any action in contravention of the operating agreement, including:

  •
  taking any action that would make it impossible to carry out the ordinary business of HCP DR California II, LLC, except as otherwise provided in the operating agreement;

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  possessing or assigning any rights in specific property owned by HCP DR California II, LLC, other than for a HCP DR California II, LLC purpose, except as otherwise provided in the operating agreement;

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  taking any action that would cause a non-managing member to be subject to liability as a managing member or any other liability, except as provided in the operating agreement or by law;

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  entering into any agreement that would have the effect of restricting a member of HCP DR California II, LLC from exercising its right to redeem its units as provided in the operating agreement and discussed below under "Redemption Rights," or the effect of restricting HCP DR California II, LLC or us from satisfying our obligations under the operating agreement to effect such redemption, unless such member gives its prior written consent to such action; or

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  entering into any agreement that would have the effect of restricting HCP DR California II, LLC's ability to make distributions to its members, without the written consent of each member affected by the restriction.

        The consent of the holders of a majority of the outstanding non-managing member units is required before we will be permitted to take the following extraordinary actions involving HCP DR California II, LLC, subject to limited exceptions:

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  the amendment, modification or termination of the operating agreement other than to reflect the permitted admission, substitution, termination or withdrawal of members or in connection with a permitted dissolution or termination of HCP DR California II, LLC;

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  approving or acquiescing to the transfer of all or a portion of the membership interest held by us, other than a transfer to HCP DR California II, LLC;

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  the admission of any additional or substitute members in HCP DR California II, LLC other than as provided in the operating agreement;

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  making a general assignment for the benefit of HCP DR California II, LLC's creditors, appointing or acquiescing to the appointment of a custodian for any part of the assets of HCP DR California II, LLC or instituting any proceeding for bankruptcy on behalf of HCP DR California II, LLC;

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  acquiring any real properties, other than the real property located in Chino Hills, or the Chino Hills Property, that is currently owned by HCP DR California II, LLC or any real property acquired by HCP DR California II, LLC in connection with a tax-free disposition of the Chino Hills Property; or

  •
  incurring any debt in violation of the operating agreement.

        In addition to the above restrictions, we, as the managing member, may not amend the operating agreement or take actions without the consent of any non-managing member who would be adversely affected if such amendments or actions would, among other things:

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  convert a non-managing member's interest in HCP DR California II, LLC into a managing member interest;

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  modify the limited liability of a non-managing member;

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  alter the rights of a member to receive distributions or the allocation of income and loss to a member;

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  materially alter the right of a member to redeem its non-managing member units or receive certain make-whole payments described below; or

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  alter the restrictions on our ability to withdraw from, or transfer our interests in, HCP DR California II, LLC.

        As managing member, we may, however, amend the operating agreement without non-managing member consent:

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  to reflect the issuance of additional membership interests in exchange for capital contributions of cash or property, or the admission, substitution, termination or withdrawal of members or the redemption or other reduction in the number of units outstanding as permitted by the operating agreement;

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  to reflect inconsequential changes that do not adversely affect the non-managing members, cure ambiguities and make other changes not inconsistent with law or the provisions of the operating agreement;

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  to satisfy any requirements, conditions or guidelines contained in any governmental order or required by law;

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  to reflect changes that are reasonably necessary for us, our affiliates or other members to maintain their status as a REIT;

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  to modify the manner in which capital accounts are computed; or

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  to add to the obligations of the managing member or to surrender any right or power granted to the managing member for the benefit of the non-managing members.

Tax Protection Period

        Until the earlier of (a) June 1, 2024 or (b) such time as 80% of the units issued to the initial non-managing members of HCP DR California II, LLC have been disposed of, in taxable transactions (the "Tax Protection Period"), HCP DR California II, LLC will be required to pay to the non-managing members a make-whole payment in an amount equal to the aggregate federal, state and local income taxes incurred by the non-managing member as a result of the event, if we do any of the following, subject to limited exceptions, without the prior consent of the holders of a majority of the non-managing member units held by non-managing members:

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  cause HCP DR California II, LLC to merge with another entity (other than a subsidiary of HCP DR California II, LLC), sell all or substantially all of its assets (other than to a subsidiary of HCP DR California II, LLC), reclassify its outstanding equity interests, or otherwise dissolve or terminate its existence;

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  sell HCP DR California II, LLC's real property;

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  fail to keep in place certain specified loans made by us to HCP DR California II, LLC, which have been guaranteed by the initial non-managing members of HCP DR California II, LLC, unless such debt is replaced or refinanced with replacement indebtedness in accordance with the operating agreement; or

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  fail to provide the opportunity to each initial non-managing member of HCP DR California II, LLC to guarantee certain specified loans made by us to HCP DR California II, LLC, or if such debt is replaced or refinanced, to guarantee that replacement indebtedness;

        In the event that HCP DR California II, LLC fails to pay a required make-whole payment, then we shall make the make-whole payment.

Transferability of Interests

        The operating agreement provides that a non-managing member may transfer its units only after first offering those units to us and otherwise obtaining our consent, except that a non-managing member may, without obtaining our consent, pledge its units as security for the repayment of debt and transfer such units to the lender upon the foreclosure of such debt if such transfer would not otherwise violate the terms of the operating agreement. A non-managing member may also, without our consent, transfer its units to a partner or member in such non-managing member, as a distribution or in liquidation of that partner's or member's interest in such non-managing member, to a family member of such non-managing member, a trust all of the beneficiaries of which are such non-managing member and family members of such non-managing member, a corporation, general or limited partnership or limited liability company all of the owners of which are such non-managing member and family members of such non-managing member or to an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Internal Revenue Code, in each case, so long as the transfer would not otherwise violate the terms of the operating agreement. The operating agreement further imposes the following restrictions on the transfer of the non-managing member units:

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  the person to whom any units are transferred must assume all of the obligations of the transferor under the operating agreement;

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  other than in the case of a redemption, we will have the right to receive an opinion of counsel that the proposed transfer may be effected without registration under the Securities Act of 1933, as amended (the "Securities Act"), and will not otherwise violate any federal or state securities laws or regulations;

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  we may prohibit any transfer otherwise permitted under the operating agreement if such transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any applicable federal or state securities laws or regulations;

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  no transfer may be made to any person without our consent if such transfer could result in HCP DR California II, LLC being treated as an association taxable as a corporation, adversely affect our ability to maintain our status as a REIT or subject us to additional taxes under Sections 857 or 4981 of the Internal Revenue Code;

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  no transfer may be made if such transfer could be treated as having been effectuated through an "established securities market" or a "secondary market (or substantial equivalent thereof)," within the meaning of Section 7704 of the Internal Revenue Code;

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  no transfer may be made to a lender of HCP DR California II, LLC or any person related to such a lender whose loan constitutes "nonrecourse liability" within the meaning of the Internal Revenue Code, without our consent as managing member;

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  transfers, other than a redemption, may be made only as of the first day of a calendar quarter, unless we otherwise consent; and

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  no transfer may be made (1) to any person or entity who lacks the legal right, power or capacity to own a membership interest; (2) in violation of applicable law; (3) if such transfer would, in the opinion of legal counsel to us or HCP DR California II, LLC, cause an increased tax liability to any other member or assignee as a result of the termination of HCP DR California II, LLC; (4) if such transfer would cause HCP DR California II, LLC to become a reporting company under the Exchange Act; or (5) if such transfer would cause HCP DR California II, LLC to lose certain material tax benefits or become subject to certain regulations not currently applicable to it.

        The admission of a transferee of non-managing membership units as a non-managing member of HCP DR California II, LLC is subject to our consent as managing member and the transferee's acceptance of the terms and conditions of HCP DR California II, LLC's operating agreement.

Capital Contributions

        The operating agreement provides that if HCP DR California II, LLC requires additional funds for its operation, we may fund those investments by making a capital contribution to HCP DR California II, LLC. Non-managing members are not required to make any additional capital contributions.

        If we fund a capital contribution, we have the right to receive additional managing member units. In the event we receive additional managing member units in return for additional capital contributions, our membership interest in HCP DR California II, LLC will be increased. Non-managing members of HCP DR California II, LLC do not have the right to make additional capital contributions to HCP DR California II, LLC unless permitted to do so by us in our discretion. Accordingly, the membership interests of non-managing members in HCP DR California II, LLC will be diluted to the extent we receive an additional membership interest.

Tax Matters

        Pursuant to the operating agreement, we are the tax matters partner of HCP DR California II, LLC. The tax matters partner serves as HCP DR California II, LLC's representative in most tax matters. For example, as the tax matters partner, we have the authority to file tax returns and make elections for HCP DR California II, LLC, conduct audits, file refund claims on behalf of HCP DR California II, LLC and settle adjustments. In addition, as the tax matters partner, we will receive notices and other information from the Internal Revenue Service. The designation of HCP as the tax matters partner of HCP DR California II, LLC is not directly relevant to our tax status as a REIT.

Operations

        The sole purposes of HCP DR California II, LLC are to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, encumber, sell, lease, hold for appreciation or otherwise dispose of the real properties contributed to it, and any other properties acquired by it or subsidiaries of it engaged in the foregoing, and to invest and ultimately distribute funds obtained from owning, operating or disposing of such properties. The operating agreement provides, however, that we, as managing member, may operate HCP DR California II, LLC in a manner that will enable us to satisfy the requirements for being classified as a REIT and avoid any federal income tax liability, among other things. Under the operating agreement, HCP DR California II, LLC assumes and pays when due, or reimburses us for payment of, all costs and expenses that we incur for the benefit of or relating to its operation.

Distributions

        Holders of non-managing member units are entitled to receive cumulative preferential distributions from the date of issuance of those non-managing member units, payable on a quarterly basis. The right of holders of non-managing member units to receive cumulative preferential distributions means that, unless and until each of those quarterly distributions are paid in full, HCP DR California II, LLC cannot make any distributions to us. These preferred distributions are an amount per unit equal to the amount payable as a dividend with respect to each share of our common stock for the corresponding quarter (subject to adjustment in the event we pay a dividend or distribution on our common stock in shares of our common stock, split or subdivide our common stock or effect a reverse stock split or other combination of our common stock into a smaller number of shares). Following the payment of the preferred distribution to holders of the non-managing member units, HCP DR California II, LLC is required to distribute the remaining cash available for distribution to us until all distributions of cash, including prior distributions, have been made to the members of HCP DR California II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding. Thereafter, the remaining cash available for distribution may in the managing member's sole discretion be distributed to the unitholders in proportion to their Sharing Percentages. The "Sharing Percentage" of a holder of non-managing member units is determined by multiplying 1% by a fraction, the numerator of which is the number of non-managing member units then outstanding and the denominator of which is the number of non-managing member units issued to all non-managing members, and multiplying the result by a fraction, the numerator of which is the number of non-managing member units held by such unitholder, and the denominator of which is the total number of non-managing member units then outstanding. Our "Sharing Percentage," as the managing member of HCP DR California II, LLC, is equal to 100% minus the aggregate Sharing Percentage of the holders of all non-managing member units.

        In the event of a taxable disposition of some of HCP DR California II, LLC's real property, we may elect to distribute all or a portion of the net proceeds of the taxable disposition to the unitholders. In this event, we must distribute these proceeds as follows:

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  first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them;

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  second, to us until all distributions of cash, including prior distributions, have been made to the members of HCP DR California II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding;

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  third, to the holders of managing member units and non-managing member units in proportion to the number of managing member units and non-managing member units held by them in redemption of those units, as discussed below, until all non-managing member units have been redeemed; and

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  finally, the remaining balance to us.

The distribution of the net proceeds from the taxable disposition of real property will constitute a return of capital to the unitholders of HCP DR California II, LLC. As such, we will cause HCP DR California II, LLC to reduce the number of units outstanding at the time of such distributions by causing non-managing member units to be redeemed.

        Upon the refinancing of a property or the incurrence of additional debt, the repayment of which is secured by a property owned by HCP DR California II, LLC, we may elect to distribute all or a portion of the refinancing or other debt proceeds to the unitholders. In this event, we must distribute such proceeds:

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  first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them;

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  second, to us until all distributions of cash, including prior distributions, have been made to the members of HCP DR California II, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding; and

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  finally, the remaining balance to the unitholders in proportion to their Sharing Percentages.

Allocation of Income and Loss

        The operating net income and net loss of HCP DR California II, LLC is generally allocated as follows:

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  operating net loss for any fiscal year is allocated to the unitholders in accordance with their Sharing Percentages; and

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  operating net income for any fiscal year is allocated as follows:

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  first, to each unitholder to the extent necessary to offset any operating net loss previously allocated to such unitholder;

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  second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of real property, to be in proportion to and to the extent of the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

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  finally, to the unitholders in proportion to their Sharing Percentages.

        In the event HCP DR California II, LLC sells or otherwise disposes of any of its real properties, however, the net income or net loss attributable to such sale or disposition is generally allocated as follows:

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  net loss attributable to the sale or other disposition of real property is allocated to the holders of units in proportion to their Sharing Percentages; and

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  net income attributable to the sale or other disposition of real property is allocated as follows:

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  first, to each unitholder to the extent necessary to offset any net loss previously allocated to such unitholder upon the sale or other disposition of a property;

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  second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of real property, to be in proportion to and to the extent of the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

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  finally, to the unitholders in proportion to their Sharing Percentages.

        In the event HCP DR California II, LLC liquidates or if no units are held by non-managing members, the net income or net loss for that year and any subsequent years is generally allocated as follows:

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  first, to holders of non-managing member units in such amounts as will cause their capital account per unit to be, to the greatest extent possible, equal to the sum of: (a) the holder's preferred return shortfall per unit (if any), (b) the value of one share of our stock (subject to specified adjustments), and (c) their pro rata share of a 1% (subject to adjustment) sharing amount; and

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  thereafter, to us.

        Each of the allocation provisions described above is subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and related Treasury Regulations.

Term

        The operating agreement provides that HCP DR California II, LLC will continue until dissolved by us in accordance with the provisions of the operating agreement or as otherwise provided by law. HCP DR California II, LLC also will dissolve upon:

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  our withdrawal as the managing member (other than in an event of bankruptcy) unless the non-managing members holding a majority of the non-managing member units then outstanding agree in writing within 90 days to continue the business of HCP DR California II, LLC and to the appointment of a substitute managing member;

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  our election to dissolve the company in accordance with the provisions of the operating agreement;

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  the sale of all or substantially all of the assets and properties of the Company;

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  a decree of judicial dissolution;

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  our dissolution, bankruptcy or other incapacity, unless within 90 days the non-managing members holding a majority of the outstanding non-managing member units agree in writing to continue the business of HCP DR California II, LLC and to the appointment of a substitute managing member; or

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  all of the non-managing member units (other than those held by the managing member) have been redeemed for cash or exchanged for shares of our common stock.

Indemnification

        The operating agreement provides that, to the fullest extent permitted by law, HCP DR California II, LLC will indemnify us, the non-managing members and the non-managing members' representative as designated in the operating agreement, our directors, our and HCP DR California II, LLC's officers and employees and those other persons and entities that we may designate, unless:

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  the act taken by an indemnitee that was material to the matter giving rise to the proceeding was in bad faith or was the result of active and deliberate dishonesty;

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  an indemnitee received an improper personal benefit; or

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  in the case of any criminal proceeding, an indemnitee had reasonable cause to believe the act was unlawful.

        HCP California II, LLC is obligated to reimburse the reasonable expenses incurred by an indemnitee in advance of the final disposition of the proceeding if such indemnitee provides HCP California II, LLC with an affirmation of its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking to repay the amount of the reimbursed expenses if it is determined that such standard was not met. No member of HCP California, LLC, including HCP, is obligated to make capital contributions to enable HCP California, LLC to fund these indemnification obligations.

        The operating agreement generally provides that neither we nor any of our directors or officers will be liable to HCP DR California II, LLC or any non-managing member for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if we acted in good faith. In addition, we are not responsible for any misconduct or negligence on the part of our officers, directors or other agents, provided we have appointed such agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon their opinion as to matters which we reasonably believe to be within their professional or expert competence will be conclusively presumed to have been done or omitted in good faith and in accordance with their opinion.

Redemption Rights

        Commencing on June 1, 2015, each holder of non-managing member units has the right to cause HCP DR California II, LLC to redeem all or any portion of its units for cash. If a non-managing member makes such an election, in lieu of having HCP DR California II, LLC redeem the tendered units, we may, at our option, elect to redeem such units for cash or exchange them for shares of our common stock.

        Upon a redemption, the tendering holder will receive for each non-managing member unit, at our election, either (a) an amount of cash equal to the market value of one share of our common stock (multiplied by an adjustment factor), plus the per unit amount of any shortfall in the preferred distributions, or (b) a number of shares of our common stock equal to such cash amount divided by the market value of one share of our common stock. As of the date of this prospectus supplement, the adjustment factor is 1.0; the adjustment factor may be adjusted from time to time to account for the economic effect of (i) the payment of any dividends or other distributions on our common stock in shares of common stock, any split or subdivision in our outstanding common stock, and any reverse stock split or other combination of our outstanding common stock into a smaller number of shares,

(ii) the distribution of rights, options or warrants to all holders of our common stock to subscribe or purchase securities or rights convertible into, exchangeable for or exercisable for our common stock at a price per share less than market value on the record date for such distribution, or (iii) the payment of any dividends or other distributions to all holders of our common stock of evidences of our indebtedness or assets (including securities, but excluding any dividend or distribution referred to in in clause (i) or (ii) above), which evidences of indebtedness or assets relate to assets not received by us pursuant to a pro rata distribution by HCP DR California II, LLC. For this purpose, the market value of our shares will be deemed to be the average of the closing price of our common stock for the 20 trading days ending on the second trading day immediately prior to the date (or if not a business day, the business day preceding such date) on which we receive a notice of redemption with respect to the tendered units. Non-managing member units that are acquired by us pursuant to the exercise of a non-managing member's redemption rights will be held by us as non-managing member units, with the same rights and preferences of non-managing member units held by non-managing members of HCP DR California II, LLC.

        Our acquisition of non-managing member units, whether they are acquired in exchange for shares of our common stock or cash, will be treated as a sale of the non-managing member units to us for U.S. federal income tax purposes. See "Material United States Federal Income Tax Considerations of an Exchange or Redemption of Units."

        A tendering holder effecting a redemption of all or a portion of the holder's units must deliver to HCP DR California, II, Inc. a notice of redemption as required by the operating agreement. In general, a tendering holder has the right to receive cash or, at our election, shares of our common stock, which are generally payable no later than the twentieth calendar day following our receipt of the notice of redemption (or, if such day is not a business day, the next following business day). All shares of our common stock delivered in exchange for non-managing member units will be duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction, other than those provided in our charter, our bylaws, the Securities Act and relevant state securities or blue sky laws. Notwithstanding any delay in delivery of shares in exchange for tendered units, the tendering holder shall be deemed the owner of such shares and vested with all rights of a stockholder as of the date on which the exchange occurs, including the right to vote or consent, and the right to receive dividends. Correspondingly, the tendering holder's right to receive distributions with respect to the tendered units will cease as of the date on which the exchange occurs.

COMPARISON OF HCP DR CALIFORNIA II, LLC AND HCP

        Generally, the nature of an investment in our common stock is similar in several respects to an investment in units representing non-managing membership interests in HCP DR California II, LLC. However, there are also differences between ownership of such units and ownership of our common stock, some of which may be material to investors.

        HCP DR California II, LLC and HCP are organized and incorporated in Delaware and Maryland, respectively. Upon the exchange of units representing non-managing membership interests in HCP DR California II, LLC for shares of our common stock, the rights of stockholders of HCP will be governed by the Maryland General Corporation Law and by our charter and bylaws.

        The information below highlights the material differences between HCP DR California II, LLC and us, relating to, among other things, form of organization, management control, voting rights, compensation and fees, investor rights, liquidity and federal income tax considerations. These comparisons are intended to assist holders of non-managing member units in understanding the ways in which their investment will be materially changed if they tender their units for redemption and receive shares of our common stock in exchange for such units.

        The following discussion is summary in nature and does not constitute a complete discussion of these matters. The differences between the rights of HCP DR California II, LLC unitholders and HCP stockholders may be determined in full by reference to the Maryland General Corporation Law, the Delaware Limited Liability Company Act, our charter and bylaws, the operating agreement of HCP DR California II, LLC, as amended and restated, and the balance of this prospectus supplement, the accompanying prospectus and the registration statement of which the accompanying prospectus is a part.

HCP DR California II, LLC / Delaware Law	HCP / Maryland Law
Form of Organization and Assets Owned

HCP DR California II, LLC is a Delaware limited liability company. Through a subsidiary partnership, HCP DR California II, LLC owns a 124-unit residential care facility for the elderly known as Oakmont of Chino Hills, located in Chino Hills, California.
We are a Maryland corporation and were organized to qualify as a self-administered REIT that, together with our unconsolidated joint ventures, invests primarily in real estate serving the healthcare industry in the United States. We acquire, develop, lease, manage and dispose of healthcare real estate, and provide financing to healthcare providers. At March 31, 2015, our portfolio of investments, including properties in our investment management platform, consisted of interests in 1,196 facilities.
Purpose

HCP DR California II, LLC's purpose is to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, encumber, sell, lease, hold for appreciation or otherwise dispose of the properties owned by it and any other properties acquired by it or its subsidiaries, and to invest and ultimately distribute the funds obtained from owning, operating or disposing of such properties.	Under our charter, we may engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under Maryland law.

HCP DR California II, LLC / Delaware Law	HCP / Maryland Law
Additional Equity
See "Operating Agreement—Capital Contributions" above.
Our board of directors may, in its discretion, authorize the issuance of additional shares of common stock or preferred stock; provided that the total number of shares issued cannot exceed the authorized number of shares of stock set forth in our charter.
Borrowing Policies

The operating agreement provides that HCP DR California II, LLC is permitted to incur or assume debt, including debt to us or our affiliates. HCP DR California II, LLC will be required to pay to the non-managing members a make-whole payment in an amount equal to the aggregate federal, state and local income taxes incurred by the non-managing members if it fails to maintain certain indebtedness during the Tax Protection Period, as described above under "Operating Agreement—Tax Protection Period."	We are not restricted under our charter or bylaws from incurring debt.
Management Control

All management powers over the business and affairs of HCP DR California II, LLC are vested in us as the managing member. No non-managing member has any right to participate in or exercise control or management power over the business and affairs of HCP DR California II, LLC, except for actions which require the consent of the holders of a majority of the non-managing member units held by non-managing members. See "Operating Agreement—Management" above and "—Voting Rights" below.	Our board of directors has exclusive control over our business affairs subject only to the applicable provisions of Maryland law and the provisions in our charter and bylaws.
Duties of Managing Member and Directors

Under Delaware law, as managing member of HCP DR California II, LLC, we are accountable to HCP DR California II, LLC as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to HCP DR California II, LLC's affairs.
Under Maryland law, directors must perform their duties in good faith, in a manner that they reasonably believe to be in the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors who act in such a manner generally will not be liable by reason of being a director. Under Maryland law, an act of a director is generally presumed to satisfy such standards.

HCP DR California II, LLC / Delaware Law	HCP / Maryland Law
Indemnification and Management Liability
See "Operating Agreement—Indemnification and Management Liability."

Our charter contains a provision which eliminates the liability of directors and officers to us and our stockholders for money damages to the fullest extent permitted by Maryland law. Neither the provisions of our charter nor Maryland law limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission. Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Maryland law. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws" in the accompanying prospectus.

Anti-Takeover Provisions

Except in limited circumstances (see "—Voting Rights" below), we have exclusive management power over the business and affairs of HCP DR California II, LLC. Accordingly, we have the ability to determine whether HCP DR California II, LLC engages in a merger transaction or other business combination. We may not be removed as managing member by the non-managing members without our consent.

During the Tax Protection Period, HCP DR California II, LLC will be required to pay to the non-managing members a make-whole payment if we cause HCP DR California II, LLC to merge with another entity (other than a subsidiary of HCP DR California II, LLC), sell all or substantially all of its assets (other than to a subsidiary of HCP DR California II, LLC), reclassify its outstanding equity interests, or otherwise dissolve or terminate its existence (subject to limited exceptions) without the prior consent of the holders of a majority of the non-managing member units held by non-managing members. See "Operating Agreement—Tax Protection Period" above. These limitations may have the effect of hindering the ability of HCP DR California II, LLC to enter into business combinations.

Our charter and bylaws contain a number of provisions that may delay or discourage an unsolicited proposal for the acquisition of our company or the removal of incumbent management. These provisions include:

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authorized capital stock that may be issued as preferred stock in the discretion of our board of directors, with voting or other rights superior to the common stock;

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provisions designed to avoid concentration of share ownership in a manner that would jeopardize our status as a REIT under the Internal Revenue Code;

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super-majority stockholder vote for certain business combinations; and

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the advance notice provisions of our bylaws.

Maryland law also contains provisions which could delay, defer or prevent a change of control or other transaction. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws" in the accompanying prospectus.

Our bylaws contain a provision exempting acquisitions of shares of our stock from the Maryland control share acquisition statute.

HCP DR California II, LLC / Delaware Law	HCP / Maryland Law

A non-managing member generally may not transfer all or any portion of its membership interest in HCP DR California II, LLC without first offering that membership interest to us or otherwise obtaining our consent. Accordingly, we may elect to exercise our right of first refusal to prevent a membership interest from being transferred to a particular third party. Unless we consent to the admission of a transferee of a membership interest as a substitute member of HCP DR California II, LLC, the transferee is not entitled to vote on any matter submitted to the members for their approval. The ability of a unitholder to transfer its membership interest in HCP DR California II, LLC may be further hindered by other factors. See "Operating Agreement—Transferability of Interests" above.
Voting Rights—Generally

Under the operating agreement, the non-managing members have voting rights only as to specified matters, including:

•

amending the operating agreement, except in limited circumstances; and

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those other actions discussed above under "Operating Agreement—Management."

The non-managing members generally do not otherwise have the right to vote on decisions relating to the operation or management of HCP DR California II, LLC.

Unless admitted as a member, a transferee of a membership interest is not entitled to vote on any matter submitted to the members for their approval.

Maryland law requires that major corporate transactions, including most amendments to our charter, must have stockholder approval as described below. All shares of common stock have one vote per share. Our charter permits our board of directors to classify and issue preferred stock in one or more series having voting power which may differ from that of the common stock. See "Description of Capital Stock" in the accompanying prospectus.

Our bylaws permit any stockholder or group of up to ten stockholders who have maintained continuous qualifying ownership of 5% or more of our outstanding common stock for at least the previous three years to include a specified number of director nominees in our proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws is equal to 20% of the directors in office as of the last day a notice of nomination may be timely received.

HCP DR California II, LLC / Delaware Law	HCP / Maryland Law
Voting Rights—Amendment of Organizational Documents

Amendments to the operating agreement may be proposed by us as managing member or by holders of a majority of the non-managing member units held by non-managing members. To be effective, amendments must be approved by the holders of a majority of the outstanding units, subject to certain exceptions. In addition, certain amendments must be approved by each non-managing member that would be adversely affected by such amendment. We may amend the operating agreement without the consent of the non-managing members if the purpose or the effect of such amendment is to make administrative or inconsequential changes or comply with any federal or state agency rulings, guidelines, directives or laws, or as are necessary for us to maintain our status as a REIT. See "Operating Agreement—Management."

Under our charter, most amendments to our charter must be approved by our board of directors and by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders on the matter.

The affirmative vote of holders of at least two-thirds of our voting stock is required to repeal or amend the provisions of the charter relating to:

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business combinations;

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the removal and setting of the minimum and maximum number of our directors; and

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certain limitations on ownership of our voting capital stock. See "Description of Capital Stock" in the accompanying prospectus.

Provisions of our bylaws regarding the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter.
Voting Rights—Dissolution

As managing member, we may dissolve HCP DR California II, LLC without any vote or approval of non-managing members. However, during the Tax Protection Period, HCP DR California II, LLC will be required to pay a make-whole payment to non-managing members if a dissolution occurs without the consent of a majority in interest of the non-managing members.
Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

HCP DR California II, LLC / Delaware Law	HCP / Maryland Law
Voting Rights—Sale of Assets; Merger; Transfer of Properties

During the Tax Protection Period, HCP DR California II, LLC will be required to pay to non-managing members a make-whole payment unless we obtain the consent of the holders of a majority in interest of the non-managing members before we:

•

cause HCP DR California II, LLC to merge with another entity, sell all or substantially all of its assets or reclassify its outstanding equity interests, subject to limited exceptions; or

•

sell HCP DR California II, LLC's real property.

See "Operating Agreement—Tax Protection Period."

Our charter requires that, subject to certain exceptions, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock be approved by the affirmative vote of at least 90% of our outstanding voting shares. See "Description of Capital Stock—Business Combination Provisions" in the accompanying prospectus.

Generally, mergers, consolidations and sales of all or substantially all of our assets must be approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the matter. No approval of our stockholders is required for any sale of less than substantially all of our assets which is not a business combination.

Compensation, Fees and Distributions
We do not receive any compensation for our services as managing member of HCP DR California II, LLC but are reimbursed for expenses.
Our officers and outside directors receive compensation for their services as more fully described in the compensation information incorporated by reference in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
Liability of Investors

Under the operating agreement and applicable Delaware law, the liability of non-managing members for the debts and obligations of HCP DR California II, LLC is generally limited to the amount of their investment in HCP DR California II, LLC, together with their interest in any undistributed income, if any.	Under Maryland law, our stockholders are not personally liable for our debts or obligations solely as a result of their status as stockholders.

HCP DR California II, LLC / Delaware Law	HCP / Maryland Law
Liquidity

Except in limited circumstances, a non-managing member may not transfer all or any portion of its membership interest in HCP DR California II, LLC without first offering that membership interest to us and otherwise obtaining our consent. HCP has the right to receive an opinion of counsel in connection with the transfer of non-managing member units to the effect that the transfer may be effected without registration under the Securities Act and will not otherwise violate any applicable federal or state securities laws or regulations.

Also, see "Operating Agreement—Transferability of Interests" and "—Anti-Takeover Provisions" above.

Shares of common stock issued pursuant to this prospectus supplement will be freely transferable, subject to prospectus delivery and other requirements of the Securities Act, and the transfer restrictions in our charter. Our common stock is listed on the NYSE.
Taxes

HCP DR California II, LLC itself is not subject to federal income taxes. Instead, each holder of units includes its allocable share of HCP DR California II,  LLC's taxable income or loss in determining its individual federal income tax liability. Cash distributions from HCP DR California II, LLC generally are not taxable to a holder of non-managing member units except to the extent they exceed such holder's basis in its interest in HCP DR California II, LLC (which will include such holder's allocable share of HCP DR California II, LLC's debt).

Income and loss from HCP DR California II, LLC generally are subject to the "passive activity" limitations. Under the "passive activity" limitations, income and loss from HCP DR California II, LLC that is considered "passive income" generally can be offset against income and loss from other investments that constitute "passive activities."

Holders of units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which HCP DR California II, LLC owns property, even if they are not residents of those states.

As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. In addition, these distributions generally will not be eligible for treatment as "qualified dividend income" for individual U.S. stockholders. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a stockholder's adjusted basis in its common stock, with the excess taxed as capital gain.

Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain.

HCP DR California II, LLC / Delaware Law	HCP / Maryland Law

Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in various states.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS OF AN
EXCHANGE OR REDEMPTION OF UNITS

        The following is a general summary of certain United States federal income tax considerations regarding the tender of units in exchange for shares of common stock or the redemption of units for cash, as described in this prospectus supplement. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice.

        The information in this summary is based on the Internal Revenue Code; current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code; the legislative history of the Internal Revenue Code; current administrative interpretations and practices of the Internal Revenue Service; and court decisions, in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this prospectus supplement. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the Internal Revenue Service regarding any matter discussed in this prospectus supplement, and the statements in this prospectus supplement are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

        This summary assumes that the units are held as "capital assets" (generally, property held for investment). Your tax treatment will vary depending on your particular situation. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of units in light of their personal investment or tax circumstances, or to holders of units who receive special treatment under the United States federal income tax laws except to the extent discussed specifically herein. Holders of units receiving special treatment include, without limitation:

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  banks, insurance companies or other financial institutions;

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  brokers or dealers in securities or commodities;

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  traders in securities;

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  expatriates and certain former citizens or long-term residents of the United States;

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  tax-exempt organizations;

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  persons who are subject to the alternative minimum tax;

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  persons who hold units as a position in a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction;

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  persons deemed to sell units under the constructive sale provisions of the Internal Revenue Code;

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  United States persons that have a functional currency other than the United States dollar;

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  except to the extent specifically discussed below, holders of units who are not United States persons; or

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  persons that are S corporations, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities.

        The United States federal income tax consequences to a holder of units that tenders its units in exchange for shares of our common stock or a holder whose units are redeemed for cash depend in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law. No clear precedent or authority may be available on some questions.

        EACH HOLDER OF UNITS IS ADVISED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO HIM OR HER AS A RESULT OF A SALE, EXCHANGE OR REDEMPTION OF TENDERED UNITS, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Exchange or Redemption of Units

        If HCP, Inc. acquires a unit in exchange for shares of common stock or redeems a unit for cash, a tendering holder of units will recognize gain or loss in an amount equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any shares of common stock plus the amount of the partnership liabilities allocable to such tendered unit at such time) and (ii) the holder's tax basis in the unit disposed of, which tax basis will be adjusted for the unit's allocable share of HCP DR California II, LLC's income, gain or loss for the taxable year of disposition. The tax liability resulting from the gain recognized on the disposition of a unit could exceed the amount of cash and the fair market value of any shares of common stock received in exchange therefor. The use of any loss recognized upon an exchange is subject to a number of limitations set forth in the Internal Revenue Code. A holder's adjusted tax basis in any of our common stock received in exchange for units will be the fair market value of those shares on the date of the exchange. Similarly, a holder's holding period in such shares will begin on the date of the exchange.

        If HCP DR California II, LLC redeems a tendered unit for cash (which is not contributed by us to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraph, except that if HCP DR

        California II, LLC redeems less than all of a holder's units, the holder would recognize no taxable loss and would recognize taxable gain only to the extent that the cash, plus the amount of HCP DR California II, LLC liabilities allocable to the redeemed units, exceeded the holder's adjusted tax basis in all of such holder's units immediately before the redemption.

Disguised Sales

        Under the Internal Revenue Code, a transfer of property by a partner to a partnership followed by a related transfer by the partnership of money or other property to the partner is treated as a disguised sale if (i) the second transfer would not have occurred but for the first transfer and (ii) the second transfer is not dependent on the entrepreneurial risks of the partnership's operations. In a disguised sale, the partner is treated as if he or she sold the contributed property to the partnership as of the date the property was contributed to the partnership. Transfers of money or other property between a partnership and a partner that are made within two years of each other, including redemptions of units made within two years of a contribution of property by a holder of units to HCP DR California II, LLC, must be reported to the Internal Revenue Service and are presumed to be a disguised sale unless the facts and circumstances clearly establish that the transfers do not constitute a sale.

        A redemption of units by HCP DR California II, LLC within two years of the date of a contribution of property by a holder of units to HCP DR California II, LLC may be treated as a disguised sale. If this treatment were to apply, such holder of units would be treated for United States federal income tax purposes as if, on the date of its contribution of property to HCP DR California II, LLC, HCP DR California II, LLC transferred to such holder an obligation to pay such holder the redemption proceeds. In that case, the holder of units would be required to recognize gain on the disguised sale in such earlier year.

Character of Gain or Loss Recognized

        Except as described below, the gain or loss that a holder of units recognizes on a sale, exchange or redemption of a tendered unit will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if the holding period for the unit exceeds twelve months. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum United States federal income tax rate of 20%. If the amount realized with respect to a unit that is attributable to a holder's share of "unrealized receivables" of HCP DR California II, LLC exceeds the tax basis attributable to those assets, such excess will be treated as ordinary income. Among other things, unrealized receivables include depreciation recapture for certain types of property. In addition, the maximum United States federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as HCP DR California II, LLC) held for more than twelve months is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as unrealized receivables. Non-corporate taxpayers may also be subject to certain Medicare tax on investment income, as described below.

Medicare 3.8% Tax on Investment Income

        Certain United States persons that are individuals, estates or trusts will be required to pay a 3.8% Medicare tax on dividends and certain other investment income. Investment income generally will include gain from the redemption of units for cash or the exchange of units for shares of our common stock. In the case of individuals, this tax will only apply to the extent such individual's modified adjusted gross income exceeds $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of this tax.

Passive Activity Losses

        The passive activity loss rules of the Internal Revenue Code limit the use of losses derived from passive activities, which generally include investments in limited liability company interests such as the units. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from HCP DR California II, LLC or other investments that may be used to offset gain from the sale, exchange or redemption of your units tendered for redemption.

Tax Reporting

        If a unit is exchanged or redeemed, the holder must report the transaction by filing a statement with its United States federal income tax return for the year of the disposition which provides certain required information to the Internal Revenue Service. To prevent the possible application of backup withholding with respect to payment of the consideration, a holder of units must provide HCP, Inc. or HCP DR California II, LLC with its correct taxpayer identification number.

Foreign Offerees

        Gain recognized by a foreign person on a sale, exchange or redemption of a unit tendered for redemption will be subject to United States federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). If you are a foreign person, HCP, Inc. or HCP DR

California II, LLC will be required, under the FIRPTA provisions of the Internal Revenue Code, to deduct and withhold 10% of the amount realized by you on the disposition, and you will be required to file a United States federal income tax return to report your gain and pay any additional tax due. The amount withheld would be creditable against your United States federal income tax liability and, if the amount withheld exceeds your actual tax liability, you could claim a refund from the Internal Revenue Service.

Withholding of Foreign Accounts

        Withholding at a rate of 30% on sales proceeds (which would include any cash or the value of our common stock exchanged for units) paid after December 31, 2016 from the sale of units held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and the applicable foreign country, or future Treasury regulations or other guidance may modify these requirements. Accordingly, the entity through which shares of our common stock are held will affect the determination of whether such withholding is required. Similarly, gross proceeds from the sale of units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we will in turn provide to the Internal Revenue Service. We will not pay any additional amounts to holders in respect of any amounts withheld. Prospective holders are encouraged to consult their tax advisors regarding the possible implications of these rules on an investment in shares of our common stock.

PLAN OF DISTRIBUTION

        This prospectus supplement relates to the possible issuance by us of up to 119,687 shares of our common stock if, and to the extent that, the holders of units representing non-managing membership interests in HCP DR California II, LLC tender such units for redemption and we elect, in our discretion, to satisfy our redemption obligation by issuing shares of our common stock in exchange for such tendered units. Registration of the issuance of such shares does not necessarily mean that any of the holders of units representing non-managing membership interests in HCP DR California II, LLC will exercise their redemption rights with respect to the units or that we will issue any shares of our common stock to satisfy such redemption obligation. Upon the tender of any units for redemption, we may elect to pay cash for some or all of such units rather than issue shares of our common stock in exchange for such units.

        We will not receive any cash proceeds from the issuance of the shares of our common stock pursuant to this prospectus supplement to the holders of units tendered for redemption, but we will acquire units representing non-managing membership interests in HCP DR California II, LLC in exchange for shares of our common stock issued to a holder of units upon redemption of its units.

        We have agreed to pay the following expenses for the registration of the shares:

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  all registration and filing fees;

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  fees and expenses of compliance with securities or blue sky laws (including the fees and expenses of counsel to the Company);

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  printing and distribution expenses;

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  internal expenses;

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  fees and expenses incurred in connection with the listing of the shares on each securities exchange on which our common stock is then listed; and

  •
  fees and expenses of our legal counsel, independent public accountants and other experts we retain in connection with the registration.

VALIDITY OF COMMON STOCK

        The validity of the shares of our common stock offered hereby will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland.

PROSPECTUS

HCP, Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

        We may from time to time offer to sell together or separately in one or more offerings:

  •
  common stock;

  •
  preferred stock;

  •
  depositary shares;

  •
  debt securities; and

  •
  warrants.

        This prospectus describes some of the general terms that may apply to these securities. We will provide the specific amounts, prices and terms of these securities in one or more supplements to this prospectus at the time of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement or other offering materials carefully before you make your investment decision.

        We may offer and sell these securities through underwriters, brokers, dealers or agents or directly to purchasers, or a combination thereof on a continuous or delayed basis. The securities may also be resold by selling security holders. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements and our net proceeds for such sale.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol "HCP." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference and described under the heading "Risk Factors" beginning on page 2 of this prospectus and in any accompanying prospectus supplement relating to specific offerings of securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2015.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under the shelf registration process, we may offer and sell common stock, preferred stock, depositary shares, debt securities or warrants, or any combination thereof, from time to time, in one or more offerings.

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading "Where You Can Find More Information," in making your investment decision.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities.

        This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information contained or incorporated by reference in this prospectus, any prospectus supplement or any other offering materials is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus, unless otherwise indicated herein or the context otherwise indicates, the terms "HCP," "we," "us," "our" and the "Company" mean HCP, Inc., together with its consolidated subsidiaries. Unless otherwise indicated, currency amounts in this prospectus are stated in United States, or U.S., dollars.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including HCP, Inc.

        The SEC allows us to "incorporate by reference" information we file with the SEC into this prospectus and any accompanying prospectus supplement. This means that we can disclose important information to you by referring you to another document that HCP has filed separately with the SEC.

The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement. Information that HCP files with the SEC after the date of this prospectus and that is incorporated by reference in this prospectus and any accompanying prospectus supplement will update and supersede the information included or incorporated by reference into this prospectus and any accompanying prospectus supplement. We incorporate by reference in this prospectus and any accompanying prospectus supplement the following documents (other than any portions of any such documents deemed to have been furnished and not filed in accordance with the applicable SEC rules):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

  •
  our Current Reports on Form 8-K filed on January 15, 2015, January 21, 2015, February 11, 2015, March 30, 2015 (as to Items 1.01 and 2.06 only), April 21, 2015, May 4, 2015, May 20, 2015, June 18, 2015 (as to Item 5.02 only) and June 24, 2015 (as to Item 2.06 only);

  •
  those portions of our Definitive Proxy Statement on Schedule 14A filed on March 17, 2015, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  the description of our common stock contained in our registration statement on Form 10 dated May 7, 1985 (File No. 1-08895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, June 30, 2004 and September 30, 2007; and

  •
  any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus or the offering is otherwise terminated.

        We will provide copies, without charge, of any documents incorporated by reference in this prospectus or any accompanying prospectus supplement, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:

Legal Department
HCP, Inc.
1920 Main Street, Suite 1200
Irvine, California 92614
(949) 407-0700
legaldept@hcpi.com

 CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

        Statements in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement that are not historical factual statements are "forward-looking statements." We intend to have our forward-looking statements covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with those provisions. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Any such forward-looking statements reflect our current expectations and views about future events and are subject to a number of risks and uncertainties that could significantly affect the Company's future financial condition and results of operations. While forward-looking statements reflect our good faith belief and reasonable assumptions based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. As more fully set forth herein under "Risk Factors" and under "Part I, Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K and "Part II, Item 1A. Risk Factors" in our most recent Quarterly Report on Form 10-Q, risks and uncertainties that may cause our actual results to differ materially from the expectations contained in the forward-looking statements include, among other things:

  (a)
  our ability to fully evaluate the ability of HCR ManorCare, Inc. ("HCRMC") to meet its contractual obligations under its lease agreement with the Company, as amended on March 29, 2015, to reduce initial annual rent, and risks related to the impact of the Department of Justice lawsuit against HCRMC, including the possibility of larger than expected litigation costs, adverse results and related developments;

  (b)
  our reliance on a concentration of a small number of tenants and operators for a significant portion of our revenues;

  (c)
  the financial weakness of tenants and operators, including potential bankruptcies, significant litigation exposure and downturns in their businesses, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and/or operators' leases;

  (d)
  the ability of our tenants and operators to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations;

  (e)
  competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

  (f)
  availability of suitable properties to acquire at favorable prices and the competition for the acquisition and financing of those properties;

  (g)
  our ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or we exercise our right to replace an existing tenant or operator upon default;

  (h)
  the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation;

  (i)
  the risk that we may not be able to achieve the benefits of investments within expected time frames or at all, or within expected cost projections;

  (j)
  the potential impact of future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments;

  (k)
  the effect on healthcare providers of legislation addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements;

  (l)
  changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators;

  (m)
  volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions;

  (n)
  changes in global, national and local economic conditions, and currency exchange rates;

  (o)
  changes in the credit ratings on U.S. government debt securities or default or delay in payment by the United States of its obligations;

  (p)
  our ability to manage our indebtedness level and changes in the terms of such indebtedness; and

  (q)
  the ability to maintain our qualification as a real estate investment trust.

        Except as required by law, we undertake no, and hereby disclaim any, obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or otherwise.

v

 SUMMARY

        The information included below is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading "Where You Can Find More Information."

HCP, Inc.

        HCP, an S&P 500 company, invests primarily in real estate serving the healthcare industry in the United States. We are a Maryland corporation organized in 1985 and qualify as a self-administered real estate investment trust, or REIT. We are headquartered in Irvine, California, with offices in Nashville, Los Angeles, San Francisco and London. We acquire, develop, lease, manage and dispose of healthcare real estate, and provide financing to healthcare providers. Our diverse portfolio is comprised of investments in the following healthcare segments: (i) senior housing, (ii) post-acute/skilled nursing, (iii) life science, (iv) medical office and (v) hospital.

        Our principal executive offices are located at 1920 Main Street, Suite 1200, Irvine California 92614, and our telephone number is (949) 407-0700.

RISK FACTORS

        Before making an investment decision, you should carefully consider the information under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and any applicable prospectus supplement as updated by our subsequent filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See "Where You Can Find More Information."

 USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratios of earnings to fixed charges and our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated. In computing the ratios of earnings to fixed charges, earnings have been based on consolidated pre-tax income from continuing operations before fixed charges (exclusive of capitalized interest). Fixed charges consist of interest on debt, including amounts capitalized, an estimate of interest in rental expense, and interest expense related to the guaranteed debt of the partnerships and limited liability companies in which we hold an interest. In computing the ratios of earnings to combined fixed charges and preferred stock dividends, preferred stock dividends consist of dividends on our 7.25% Series E Cumulative Redeemable Preferred Stock and 7.10% Series F Cumulative Redeemable Preferred Stock. In April 2012, we redeemed all of our 7.25% Series E Cumulative Redeemable Preferred Stock and 7.10% Series F Cumulative Redeemable Preferred Stock.

	Three Months Ended March 31, 2015		Year Ended December 31,
			2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges	—	(1)	2.92	2.82	2.59	2.00	2.07

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends(2)	—	(1)	2.92	2.82	2.50	1.91	1.94

(1)
Earnings did not cover fixed charges during the three months ended March 31, 2015. The amount of fixed charges during the three months ended March 31, 2015 of $121 million was in excess of earnings by $254 million. Earnings of ($133) million for the three months ended March 31, 2015 included a non-cash impairment charge of $478 million.

(2)
Subsequent to the year ended December 31, 2012, we had no outstanding shares of preferred stock. Therefore, the ratios of earnings to combined fixed charges and preferred stock dividends for the years ended December 31, 2013 and 2014 and the three months ended March 31, 2015 are identical to the ratios of earnings to fixed charges for such periods.

 DESCRIPTION OF SECURITIES

        This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities and warrants that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter and our bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.

Common Stock

        As of June 23, 2015, there were 462,467,225 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

        All issued and outstanding shares of common stock are, and the common stock offered by this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on the NYSE (NYSE Symbol: HCP).

        The Transfer Agent and Registrar for our common stock is Wells Fargo Shareowner Services.

Preferred Stock

        As of June 25, 2015 we had no shares of preferred stock outstanding. Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as shall be stated in the resolution providing for the issue of a series of such stock, adopted, at any time or from time to time, by our board.

        The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock. The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including:

  •
  the number of shares constituting the series and the distinctive designation thereof;

  •
  the voting rights, if any, of the series;

  •
  the rate of dividends payable on the series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or noncumulative;

  •
  whether there shall be a sinking or similar fund for the purchase of shares of the series and, if so, the terms and provisions that shall govern the fund;

  •
  the rights of the holders of shares of the series upon our liquidation, dissolution or winding up;

  •
  the rights, if any, of holders of shares of the series to convert their shares into, or to exchange the shares for, shares of any other class or classes or any other series of the same or of any other class or classes of stock of the corporation or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which the shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange; and

  •
  if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of the series may be redeemed; and

  •
  any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of the series.

        The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. Unless otherwise stated in a prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity as to dividends and distributions of assets with each other series of preferred stock. The rights of the holders of each series of preferred stock will be subordinate to those of our general creditors.

  Dividend Rights of Preferred Stock

        Holders of shares of preferred stock of each series will be entitled to receive, when, as and if declared by our board, out of funds legally available therefor, cash dividends on the dates and at rates as will be set forth in, or as are determined by the method described in, the prospectus supplement relating to that particular series of preferred stock. The rate may be fixed or variable or both. Each dividend will be payable to the holders of record as they appear on our stock books on the record dates fixed by our board, as specified in the prospectus supplement relating to that particular series of preferred stock.

        Dividends may be cumulative or noncumulative, as provided in the prospectus supplement relating to that particular series of preferred stock. If our board fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the series of preferred stock will have no right to receive a dividend in respect of the dividend period ending on the dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on the series are declared payable on any future dividend payment dates. Dividends on the shares of each series of preferred stock for which dividends are cumulative will accrue from the date on which we initially issue shares of each series.

        So long as the shares of any series of preferred stock are outstanding, except as otherwise provided in the prospectus supplement relating to such series, we may not declare any dividends on our common stock or any other stock ranking as to dividends or distributions of assets junior to that particular series of preferred stock or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect thereof, whether in cash or property or in obligations or stock, other than junior stock which is neither convertible into, nor exchangeable or exercisable for, any securities other than junior stock:

  •
  unless, if the preferred stock is cumulative, full dividends for prior dividend periods shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock of that particular series and all other series of our preferred stock (other than junior stock); and

  •
  unless we are not in default or in arrears with respect to the mandatory or optional redemption or mandatory repurchase or other mandatory retirement of, or with respect to any sinking or other analogous fund for, any shares of preferred stock of that particular series or any shares of any other series of our preferred stock (other than junior stock).

  Liquidation Preference

        In the event of any liquidation, dissolution or winding up of us, voluntary or involuntary, the holders of each series of the preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders, before any distribution of assets or payment is made to the holders of common stock or any other shares of our stock ranking junior as to such distribution or payment to such series of preferred stock, the amount set forth in the prospectus supplement relating to such series of preferred stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of us, the amounts payable with respect to the preferred stock of any series and any other shares of preferred stock (including any other series of the preferred stock) ranking as to any such distribution on a parity with such series of preferred stock are not paid in full, the holders of the preferred stock of such series and of such other shares of preferred stock will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the preferred stock of each series of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of preferred stock will be entitled to no further participation in any distribution of our assets.

        If such payment shall have been made in full to all holders of shares of preferred stock, our remaining assets will be distributed among the holders of any other classes of stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of us.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our stock or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if we would be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of our stock whose preferential rights upon dissolution are superior to those receiving the distribution.

  Redemption

        A series of preferred stock may be redeemable, in whole or from time to time in part, at our option, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices set forth in the prospectus supplement relating to such series. Shares of the preferred stock redeemed by us will be restored to the status of authorized but unissued shares of preferred stock.

        In the event that fewer than all of the outstanding shares of a series of the preferred stock are to be redeemed, whether by mandatory or optional redemption, the number of shares to be redeemed will be determined by lot or pro rata (subject to rounding to avoid fractional shares) as may be determined by us or by any other method as may be determined by us in our sole discretion to be equitable. From and after the redemption date (unless default shall be made by us in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends shall cease to accumulate on the shares of the cumulative preferred stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, if any) shall cease.

        So long as any dividends on shares of any series of preferred stock or any other series of preferred stock ranking on a parity as to dividends and distributions of assets with such series of preferred stock are in arrears, no shares of any such series of the preferred stock or such other series of preferred stock will be redeemed (whether by mandatory or optional redemption) unless all such shares are simultaneously redeemed, and we will not purchase or otherwise acquire any such shares. However, the foregoing will not prevent the purchase or acquisition of such shares of preferred stock of such series or of shares of such other series of preferred stock in order to ensure that we continue to meet the requirements for qualification as a REIT for federal and state income tax purposes or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of such series and, unless the full cumulative dividends on all outstanding shares of any cumulative preferred stock of such series and any other stock ranking on a parity with such series as to dividends and upon liquidation shall have been paid or contemporaneously are declared and paid for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any shares of preferred stock of such series (except by conversion into or exchange for our stock) ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of preferred stock to be redeemed at the address shown on our stock transfer books. After the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of such shares will terminate, except the right to receive the redemption price without interest plus accumulated and unpaid dividends, if any.

  Conversion Rights

        The terms, if any, on which shares of preferred stock of any series may be exchanged for or converted (mandatorily or otherwise) into shares of common stock or another series of preferred stock (or any other securities) will be set forth in the prospectus supplement relating thereto.

  Voting Rights

        Except as indicated below or in a prospectus supplement relating to a particular series of preferred stock, the holders of the preferred stock will not be entitled to vote for any purpose.

        So long as any shares of preferred stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of two-thirds of the shares of each series of preferred stock outstanding at the time given in person or by proxy, either in writing or at a meeting (such series voting separately as a class):

  •
  authorize, create or issue, or increase the authorized or issued amount of, any series of stock ranking prior to such series of preferred stock with respect to payment of dividends, or the distribution of assets on liquidation, dissolution or winding up or reclassifying any of our authorized stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

  •
  repeal, amend or otherwise change any of the provisions of our charter applicable to the preferred stock of such series in any manner which materially and adversely affects the powers,

    preferences, voting power or other rights or privileges of such series of preferred stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of such series, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the preferred stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

Transfer and Ownership Restrictions Relating to Our Common Stock

        Our charter contains restrictions on the ownership and transfer of our common stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT.

        Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.

        These charter provisions further prohibit:

  •
  any person from actually or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a real estate investment trust (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and

  •
  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our qualification as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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  to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.

        In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift; and

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  the market price on the date we, or our designee, accepted the offer.

        We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

        In addition, if our board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:

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  by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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  to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

        If our board fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

Business Combination Provisions

        Our charter requires that, except in some circumstances, "business combinations" between us and a beneficial holder of 10% or more of our outstanding voting stock (a "Related Person") be approved by the affirmative vote of at least 90% of our outstanding voting shares. A "business combination" is defined in our charter as:

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  any merger or consolidation with or into a Related Person;

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  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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  any merger or consolidation of a Related Person with or into us;

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  any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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  the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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  any agreement, contract or other arrangement providing for any of the transactions described above.

        The term "Substantial Part" means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

        In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws—Business Combinations."

        The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board's authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "—Preferred Stock."

        The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.

Transfer and Ownership Restrictions Relating to Our Preferred Stock

        Our charter may contain restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain our qualification as a REIT. Subject to limited exceptions, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock. Our board may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our qualification as a REIT and our board otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock will be similar to the mechanics related to our common stock, as described in "Transfer and Ownership Restrictions Relating to Our Common Stock" above, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under one or more depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "bank depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        We have summarized some common provisions of a depositary agreement and the related depositary receipts. The description in the applicable prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares, which will be filed with the SEC if we offer depository shares. For more information on how you can obtain copies of any depositary agreement and the depositary receipts if we offer depositary shares, see "Where You Can Find More Information." We urge you to read the applicable depositary agreement and the depositary receipts relating to any particular issue of depositary shares and any applicable prospectus supplement in their entirety.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

 DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured.

        This prospectus describes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. We will issue debt securities under an indenture dated as of November 19, 2012 between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented from time to time (the "indenture"). The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA").

        The following summary of the material provisions of the indenture and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture. We urge you to read the indenture, because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain a copy of the indenture by following the directions described in the section entitled "Where You Can Find More Information." Capitalized terms used in the summary below have the meanings specified in the indenture. As used in this section, references to "HCP," "the Company," "we," "us" or "our" mean only HCP, Inc., and do not include any current or future subsidiary of, or other entity controlled by, HCP, except as otherwise indicated.

General

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement and any free writing prospectus we may provide you, as the case may be, relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

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  the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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  whether the debt securities will be senior or subordinated;

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  whether the debt securities will be secured or unsecured and the terms of any securities agreement or arrangement;

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  any applicable subordination provisions for any subordinated debt securities;

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  the maturity date(s) or method for determining the same;

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  the interest rate(s) or method for determining the same;

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  the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

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  whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

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  redemption or early repayment provisions, including at our option or at the option of the holders;

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  authorized denominations;

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  if other than the aggregate outstanding principal amount, the principal amount of debt securities payable upon acceleration;

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  place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the Company may be made;

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  whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

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  amount of discount or premium, if any, with which such debt securities will be issued;

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  any covenants applicable to the particular debt securities being issued;

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  any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

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  the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

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  the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

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  the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the Company can select the payment currency;

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  our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

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  any restriction or conditions on the transferability of the debt securities;

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  provisions granting special rights to holders of the debt securities upon occurrence of specified events;

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  additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

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  additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;

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  additions or changes to the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

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  any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

        We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of securities under the indenture.

        We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. We will describe in the applicable prospectus supplement information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked.

        U.S. federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus, as the case may be, relating to such series. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or free writing prospectus, as the case may be, applicable to such series. We anticipate that the following provisions will generally apply to depository arrangements.

        Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by such global security beneficially owned by such participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary (with respect to interests of participants) and records maintained by the depositary's direct and indirect participants (with respect to the interests of beneficial owners). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global securities.

        So long as the depositary or its nominee is the registered owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal and interest payments on interests represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner of such global security. None of the trustee, us or any other agent of the trustee or agent of ours will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that the depositary or its nominee, upon receipt of any payment of principal or interest in respect of a global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global securities held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

        If the depositary is at any time unwilling or unable to continue as depository or if the depositary shall cease to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue debt securities in definitive form in exchange for the respective global securities. In addition, the owner of a beneficial interest in a global security will be entitled to receive debt securities in definitive certificated form in exchange for such beneficial interest if an event of default with respect to the debt securities has occurred and is continuing. Any debt securities issued in definitive form in exchange for the global securities will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, as the depositary shall instruct the trustee. It is expected that such instructions will be based upon directions received by the depositary from participants with respect to the ownership of beneficial interests in the global securities.

Merger, Consolidation and Sale of Assets

        We may not consolidate or merge with or into or sell, convey, transfer or lease all or substantially all of our assets to another entity unless we are the continuing entity or the successor, transferee or lessee entity (if other than us) is organized and existing under the laws of the United States or any state thereof and expressly assumes our obligations under the indenture and the debt securities under the indenture and, immediately after giving effect to the transaction, we or the successor, transferee or lessee entity (if other than us) would not be in default in the performance of any covenant or condition of the indenture or the debt securities and no event of default would have occurred and be continuing.

Events of Default and Related Matters

        Unless we state otherwise in the applicable prospectus supplement, the following are "events of default" under the indenture with respect to any series of debt securities:

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  failure to pay any interest on the debt securities of such series when due, continuing for 30 days;

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  failure to pay principal of or any premium on the debt securities of such series when due;

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  failure to pay a sinking fund installment, if any, when and as the same shall become payable by the terms of the debt securities of such series;

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  failure to perform any covenants or agreements in the indenture (including any supplemental indenture or officer's certificate pursuant to which the debt securities of such series were issued) (other than a covenant or agreement which has been expressly included in the indenture solely for the benefit of a series of debt securities other than that series and other than a covenant or agreement a default in the performance of which is elsewhere specifically addressed in the indenture), continued for 60 days after written notice by the trustee to us or by the holders of at least 25% in aggregate principal amount of such series then outstanding to us;

  •
  certain specified events under bankruptcy, insolvency or other similar laws with respect to us; or

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  the occurrence of any other event of default with respect to debt securities of such series.

        If an event of default with respect to any series of debt securities at the time outstanding (other than an event of default relating to certain specified events under bankruptcy, insolvency or similar laws) occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series to be due and payable immediately. If an event of default relating to certain specified events under bankruptcy, insolvency or similar laws occurs and is continuing, then the principal amount of and all accrued but unpaid interest on all the outstanding debt securities of such series shall automatically become due and payable immediately without any acceleration or other action on the part of the trustee or the holders of the debt securities of such series. At any time after a declaration of acceleration with respect to the debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul the acceleration.

        The indenture provides that within 90 days after the occurrence thereof, and if known to the trustee, the trustee will give the holders of any series of debt securities notice of each event which is or, after notice or lapse of time or both, would become an event of default with respect to the debt securities of such series known to the trustee, unless such default has been cured or waived before the giving of such notice. Except in the case of a default or event of default in the payment of principal, premium, if any, or interest, if any, on any series of debt securities, the trustee shall be protected in withholding the notice if the trustee in good faith determines that the withholding of the notice is in the interest of the holders of outstanding debt securities of such series.

        The indenture provides that, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders of any series of debt securities, unless the holders shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such provisions for the indemnification of the trustee and subject to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

        We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indenture and as to any default in our performance.

Satisfaction and Discharge of Indenture

        The indenture, with respect to any series of debt securities (except for certain surviving obligations specified therein), will cease to be of further effect upon the satisfaction of certain conditions, including the payment in full of the principal of and premium, if any, and interest on the debt securities of such series or the deposit with the trustee of an amount of cash sufficient for the payment or redemption of the debt securities of such series, in accordance with the indenture.

Discharge and Defeasance

        At our option, either (a) we shall be discharged from our obligations with respect to the debt securities of a series (subject to survival of certain limited provisions in the indenture) or (b) we will cease to be under any obligation to comply with certain covenants described in the indenture relating to the maintenance of insurance and the filing and transmission of reports with respect to the debt securities of a series (and, if so specified pursuant to the indenture, any other restrictive covenant added for the benefit of such series of debt securities), in either case by depositing in trust with the trustee cash or U.S. government obligations (or a combination thereof) sufficient to pay the principal of and premium, if any, and interest on the debt securities of such series to their maturity or redemption date in accordance with the terms of the indenture and the debt securities of such series.

Modification of an Indenture

        The indenture provides that we and the trustee may, without the consent of any holders of any series of debt securities issued under the indenture, enter into supplemental indentures for the purposes, among other things, of:

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  adding to the covenants or events of default for the protection or benefit of holders of all or any series of debt securities or surrendering any right or power conferred upon us;

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  deleting or modifying any events of default with respect to any series of debt securities, the form and terms of which are being established pursuant to such supplemental indenture;

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  changing or eliminating any provisions of the indenture so long as there are no holders entitled to the benefit of such provisions;

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  providing for the assumption by a successor corporation of our covenants and obligations contained in the debt securities of one or more series and in the indenture or any supplemental indenture;

  •
  providing for the appointment of a successor trustee under the indenture;

  •
  securing the debt securities of any series;

  •
  curing ambiguities or inconsistencies in the indenture, correcting or supplementing any provision which may be defective or inconsistent with any other provision, and conforming the terms of the indenture applicable to the debt securities of any series to the description of the terms of such debt securities in the applicable offering memorandum, prospectus supplement or other offering document;

  •
  complying with amendments to the TIA;

  •
  adding guarantors or co-obligors or to release guarantors from their guarantees with respect to the debt securities of any series;

  •
  making any change in any series of debt securities that does not adversely affect in any material respect the rights of holders of such debt securities;

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of the debt securities of such series or any other series of debt securities; or

  •
  establishing the form and terms of the debt securities of any series as permitted by the indenture and authorizing the issuance of additional debt securities of a series previously authorized.

        With specific exceptions, the indenture or the rights of the holders of any series of debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of such series voting separately, but no modification may be made without the consent of the holder of each outstanding debt security of such series that, among other things, would:

  •
  extend the maturity of any payment of principal of or any installment of interest on the debt securites of such series;

  •
  reduce the principal amount of any debt security, or the interest thereon, or any premium payable on any debt security;

  •
  change any place of payment where, or the currency in which, any debt security or any premium or interest is denominated or payable;

  •
  change the ranking of the debt securities of any series;

  •
  impair the right to sue for the enforcement of any payment on or with respect to any debt security; or

  •
  reduce the percentage in principal amount of outstanding debt securities of any series required to consent to any supplemental indenture, any waiver of compliance with provisions of the indenture or certain defaults and their consequences provided for in the indenture, reduce the requirements of the indenture for quorum or voting or otherwise modify the sections in the indenture relating to these consents and waivers.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York. The indenture provides that we, the trustee and the holders of the debt securities waive, to the extent permitted by applicable law, the right to trial by jury in respect of any litigation in connection with the indenture.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

  •
  the title of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount and terms of the securities for which the warrants are exercisable;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  a discussion of certain U.S. federal income tax considerations applicable to the exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants that may be exercised at any time;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase for cash the amount of debt securities, preferred stock, common stock or other securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt securities, preferred stock, common stock or other securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining outstanding warrants.

        The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see "Where You Can Find More Information." We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

 CERTAIN PROVISIONS OF MARYLAND LAW AND HCP'S CHARTER AND BYLAWS

        The following description summarizes certain provisions of Maryland law and of our charter and bylaws. This summary is not complete and is subject to, and is qualified in its entirety by reference to, our charter, our bylaws and applicable provisions of the MGCL. For a complete description, we refer you to the MGCL, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Election of Directors

        Our bylaws provide that our board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than eleven. Our bylaws also provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.

Removal of Directors

        Our charter provides that a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See "Description of Capital Stock—Business Combination Provisions."

Control Share Acquisitions

        Maryland law provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting acquisitions of shares of our stock from the control share acquisition statute. However, our board may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the control share acquisition statute.

Unsolicited Takeovers

        Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board into three classes with staggered terms of three years each and vest in the board the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

        If we made an election to be subject to such statutory provisions and our board were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board.

Amendments to the Charter

        Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Amendment to the Bylaws

        Provisions of our bylaws on the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board or the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter.

Dissolution of HCP, Inc.

        Our dissolution must be approved by our board by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders

        Our bylaws provide that nominations of persons for election to the board and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of the board; or

  •
  by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

Proxy Access

        Our bylaws permit any stockholder or group of up to ten stockholders who have maintained continuous qualifying ownership of 5% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. A nominating stockholder is considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as "owned" shares. Further, to the extent not otherwise excluded pursuant to this definition of ownership, a nominating stockholder's "short position" as defined in Rule 14e-4 under the Exchange Act is deducted from the shares otherwise "owned." If a group of stockholders is aggregating its shareholdings in order to meet the 5% ownership requirement, the ownership of the group will be determined by aggregating the lowest number of shares continuously owned by each member during the three-year holding period.

        The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws shall not exceed 20% of the directors in office as of the last day a notice of nomination may be timely received. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees is the closest whole number below 20%. If one or more vacancies occurs for any reason after the nomination deadline and our board decides to reduce the size of our board in connection therewith, the 20% calculation will be applied to the reduced size of the board, with the potential result that a stockholder nominee may be disqualified. Stockholder-nominated candidates whose nomination is withdrawn or whom the board determines to include in our proxy materials as board-nominated candidates will be counted against the 20% maximum. In addition, any director in office as of the nomination deadline who was included in our proxy materials as a stockholder nominee for either of the two preceding annual meetings and whom our board decides to renominate for election to the board also will be counted against the 20% maximum.

        Notice of a nomination pursuant to the proxy access provisions of our bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we distributed our proxy statement for the previous year's annual meeting of stockholders.

        A stockholder nominee will not be eligible for inclusion in our proxy materials if any stockholder has nominated a person pursuant to the advance notice provision of our bylaws, if the nominee would not be independent, if the nominee's election would cause us to violate our bylaws, our charter or any applicable listing standards, laws, rules or regulations, if the nominee is or has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or if the nominee or the stockholder who nominated him or her has provided false and misleading information to us or otherwise breached any of its or their obligations, representations or agreements under the proxy access provisions of our bylaws. Stockholder nominees who are included in our proxy materials but subsequently withdraw from or become ineligible for election at the meeting or do not receive at least 25% of the votes cast in the election will be ineligible for nomination under the proxy access provisions of our bylaws for the next two years. A nomination made under the proxy access provisions of our bylaws will be disregarded at the annual meeting under certain circumstances described in our bylaws.

Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws

        The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law (if we elect to become subject to such provisions) and the provisions of our bylaws relating to advance notice, proxy access and stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

  •
  any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

        The bylaws authorize us, with the approval of our board, to provide indemnification and advancement of expenses to our agents and employees.

        Unless limited by a corporation's charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.

        Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:

  •
  judgments;

  •
  penalties;

  •
  fines;

  •
  settlements; and

  •
  reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

        Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

        Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

SELLING SECURITY HOLDERS

        Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of U.S. federal income tax considerations generally applicable to our election to be taxed as a REIT and the ownership and disposition of certain of the securities offered by this prospectus. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice. As used in this section, references to "HCP," "the Company," "we," "us" or "our," mean only HCP, Inc., and not its subsidiaries, except as otherwise indicated.

        The information in this summary is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service, or IRS; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or concerning the treatment of the securities offered by this prospectus, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.

        This summary assumes that the securities offered by this prospectus are held as "capital assets" (generally, property held for investment). Your tax treatment will vary depending on the terms of the specific securities that you acquire, as well as your particular situation. Supplemental U.S. federal income tax considerations relevant to your ownership of the particular securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of our securities in light of their personal investment or tax circumstances, or to holders who receive special treatment under the U.S. federal income tax laws except to the extent discussed specifically herein. Holders of securities offered by this prospectus receiving special treatment include, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  brokers or dealers in securities or commodities;

  •
  traders in securities;

  •
  expatriates and certain former citizens or long-term residents of the U.S.;

  •
  tax-exempt organizations;

  •
  persons who are subject to the alternative minimum tax;

  •
  persons who hold the securities offered by this prospectus as a position in a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction;

  •
  persons deemed to sell the securities offered by this prospectus under the constructive sale provisions of the Internal Revenue Code;

  •
  U.S. persons that have a functional currency other than the U.S. dollar;

  •
  except to the extent specifically discussed below, non-U.S. holders (as defined below); or

  •
  persons that are S corporations, real estate investment trusts, regulated investment companies, partnerships or other pass-through entities.

        In addition, this discussion does not address any state, local or foreign tax consequences associated with the ownership of the securities offered by this prospectus or our election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of the securities offered by this prospectus, including the U.S. federal, state, local, foreign and other tax consequences;

  •
  our election to be taxed as a REIT for U.S. federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Taxation of the Company

General

        We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1985. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. The following sets forth certain aspects of the sections of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof. Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT.

        Skadden, Arps, Slate, Meagher & Flom LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in factual certificates provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, all of the results of which have not been and will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no

assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to update its opinion subsequent to its date.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. We will be required to pay U.S. federal income tax, however, as follows:

  •
  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

  •
  We may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

  •
  If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

  •
  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

  •
  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

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  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

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  Certain of our subsidiaries are C corporations, including any taxable REIT subsidiary, the earnings of which will be subject to U.S. federal corporate income tax.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

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  that is managed by one or more trustees or directors;

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  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

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  that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

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  that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

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  that is beneficially owned by 100 or more persons;

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  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

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  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock—Transfer and Ownership Restrictions

Relating to Our Common Stock," "Description of Capital Stock—Business Combination Provisions" and "Description of Capital Stock—Transfer and Ownership Restrictions Relating to Our Preferred Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the last sentence of this paragraph, our status as a REIT will terminate. See "Failure to Qualify." We have complied with, and believe we will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If, however, we comply with such rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies

        We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. A brief summary of the rules governing the U.S. federal income taxation of partnerships and their partners is included below in "—Tax Aspects of the Partnerships." The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

        We may have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries

        We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the U.S. federal tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests."

        In the event that a qualified REIT subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the qualified REIT subsidiary is acquired by another person—the qualified REIT subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Ownership of Interests in Subsidiary REITs

        We own interests in other corporations that have elected to be taxed as a REIT. Provided that each of these REITs qualifies as a REIT, our interest in each of these REITs will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each of these REITs must independently satisfy the various REIT qualification requirements described in this summary. If any of these REITs were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to U.S. federal income tax. In addition, a failure of any of these REITs to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.

Ownership of Interests in Taxable REIT Subsidiaries

        A taxable REIT subsidiary of ours is an entity treated as a corporation (other than a REIT) in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any entity treated as a corporation (other than a REIT) with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to U.S. federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. Further, a 100% tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is not commercially reasonable. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any of these restrictions. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset Tests."

Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or (b) some types of temporary investments; and

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  Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into on or after January 1, 2005, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We do not, or an actual or constructive owner of 10% or more of our capital stock does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock. In addition, rents we receive from a tenant that also is our taxable REIT subsidiary will not be excluded from the definition of "rents from real property" as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a qualified lodging facility, or a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met. Our taxable REIT subsidiaries will be subject to U.S. federal income tax on their income from the operation of these properties.

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  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

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  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test. For purposes of this test, we are deemed to have received income from such non-customary services in an amount equal to at least 150% of the direct cost of providing the services.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

        Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. With the exception of some parking facilities we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        Also, rental revenue will generally not qualify as rents from real property if we directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity. Rents we receive from a tenant that is our taxable REIT subsidiary will, however, generally not be excluded from the definition of "rents from real property" as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a "qualified lodging facility" or a "qualified healthcare property" and such property is operated on behalf of the taxable REIT subsidiary by a person who is an "eligible independent contractor." An operator will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified healthcare properties for any person who is not a related person to us or the taxable REIT subsidiary. A "qualified healthcare property" means any real property (or any personal property incidental thereto) that is, or that is necessary or incidental to the use of, a healthcare facility.

        From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Our foreign investments could cause us to incur foreign currency gains or losses. "Passive foreign exchange gain" will not constitute gross income for purposes of the 95% gross income test and "real estate foreign exchange gain" will not constitute gross income for purposes of the 75% gross income test. Real estate foreign exchange gain is foreign currency gain (as defined in Section 988(b)(1) of the Internal Revenue Code) which is attributable to: (i) any qualifying item of income or gain for purposes of the 75% gross income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes certain gain attributable to a qualified business unit of a REIT if the qualified business unit itself meets the 75% gross income test for the taxable year and the 75% asset test at the close of each quarter that the REIT has directly or indirectly held the qualified business unit. Passive foreign exchange gain includes all real estate foreign exchange gain and foreign currency gain which is attributable to: (i) any qualifying item of income or gain for purposes of the 95% gross income test; (ii) the acquisition or ownership of obligations; (iii) becoming or being the obligor under obligations; and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

        Generally, other than income from "clearly identified" hedging transactions entered into by us in the normal course of business, any foreign currency gain derived by us from dealing, or engaging in substantial and regular trading, in securities will constitute gross income which does not qualify under the 95% or 75% gross income tests.

        Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, REIT gross income test.

        The Department of Treasury has broad authority to determine whether any item of income or gain which does not otherwise qualify under the 75% or 95% gross income tests may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. We generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

        Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Like-Kind Exchanges

        We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm's-length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

Asset Tests

        At the close of each calendar quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and other entities treated as partnerships for U.S. federal income tax purposes in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

        Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        We currently own some or all of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded and in the future will not exceed 25% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value. We may also own, and may continue to make, certain loans that do not constitute real estate assets but which we believe qualify under the "straight debt safe harbor" and therefore satisfy the 10% value limitation described above.

        In addition, from time to time, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the "Revenue Procedure") provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above).

        Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we hold or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to Qualify" below.

Annual Distribution Requirements

        To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our existing stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may be required to borrow funds to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for preferential tax rates on any qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

General

        We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an "eligible entity") may elect to be taxed as a partnership or disregarded entity for U.S. federal income tax purposes. With the exception of certain limited liability companies that have elected to be treated as corporations and have also elected with us to be treated as taxable REIT subsidiaries, the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes and the remainder of the discussion under this section "—Tax Aspects of the Partnerships" is applicable only to such partnerships and limited liability companies.

Allocations of Income, Gain, Loss and Deduction

        A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for U.S. federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations with Respect to the Properties

        Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Tax Liabilities and Attributes Inherited from Other Entities

        From time to time, we have and may continue to acquire entities organized as C corporations and REITs. Depending on how such acquisitions are structured, we may inherit tax liabilities and other tax attributes from the acquired entities.

Acquisitions of C Corporations in Carry-Over Basis Transactions

        We have and may continue to acquire C corporations in transactions in which the basis of the corporations' assets in our hands is determined by reference to the basis of the asset in the hands of the acquired corporations (a "Carry-Over Basis Transaction").

        In the case of assets we acquire from a C corporation in a Carry-Over Basis Transaction, if we dispose of any such asset in a taxable transaction during the ten-year period beginning on the date of the Carry-Over Basis Transaction, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date of the Carry-Over Basis Transaction. The foregoing result with respect to the recognition of gain assumes that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date the acquisition occurred. Any taxes we pay as a result of such gain would reduce the amount available for distribution to our stockholders.

        Our tax basis in the assets we acquire in a Carry-Over Basis Transaction may be lower than the assets' fair market values. This lower tax basis could cause us to have lower depreciation deductions and more gain on a subsequent sale of the assets than would be the case if we had directly purchased the assets in a taxable transaction.

        In addition, in a Carry-Over Basis Transaction, we may succeed to the tax liabilities and earnings and profits of the acquired C corporation. To qualify as a REIT, we must distribute any such earnings and profits by the close of the taxable year in which transaction occurs. Any adjustments to the acquired corporation's income for taxable years ending on or before the date of the transaction, including as a result of an examination of the corporation's tax returns by the IRS, could affect the calculation of the corporation's earnings and profits. If the IRS were to determine that we acquired earnings and profits from a corporation that we failed to distribute prior to the end of the taxable year in which the Carry-Over Basis Transaction occurred, we could avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the IRS.

Taxation of Holders of Our Stock

        The following summary describes certain of the U.S. federal income tax consequences of owning and disposing of our stock. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge holders to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our stock, including any reporting requirements.

Taxable U.S. Stockholders Generally

        If you are a "U.S. holder," as defined below, this section or the section entitled "Tax-Exempt Stockholders" applies to you. Otherwise, the section entitled "non-U.S. Stockholders," applies to you.

  Definition of U.S. Holder

        A "U.S. holder" is a beneficial holder of our capital stock or debt securities who is:

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  an individual citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        A "non-U.S. holder" is a beneficial holder of shares of our common stock who is not a U.S. holder.

Distributions Generally

        Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when received, except as described below. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a return of capital to a U.S. holder which will not be subject to tax. This treatment will reduce the U.S. holder's adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Certain stock dividends, including dividends partially paid in our common stock and partially paid in cash that comply with recent IRS guidance, will be taxable to recipient U.S. holders to the same extent as if paid in cash. See "Taxation of the Company—Annual Distribution Requirements" above.

Capital Gain Dividends

        Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential rates applicable to capital gains. See "Tax Rates" below. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid to the holders of such stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Dispositions of Our Stock

        If a U.S. holder sells or disposes of shares of our stock to a person other than us, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption of Our Stock

        A redemption of shares of our stock will be treated under the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

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  is "substantially disproportionate" with respect to the U.S. holder;

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  results in a "complete termination" of the U.S. holder's stock interest in the Company; or

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  is "not essentially equivalent to a dividend" with respect to the U.S. holder;

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  all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares of capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

        If a redemption of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder's adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "—Dispositions of Our Stock."

Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," is currently 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate); (2) "qualified dividend income" is currently 20%; and (3) ordinary income is currently 39.6%. Non-corporate taxpayers may also be subject to certain Medicare tax on investment income, as described below. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as "capital gain dividends." In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of our stock generally should not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Stockholders

        The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our stock by non-U.S. holders.

Distributions Generally

        Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our stock, but rather will reduce the non-U.S. holder's adjusted basis of such common stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of U.S. real property interests described below, we expect to withhold U.S. income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

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  a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

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  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business.

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

        Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

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  the investment in our stock is treated as effectively connected with the non-U.S. holder's U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

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  the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of U.S. real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We will also be required to withhold and to remit to the IRS 35% of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder's U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder's proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability.

Sale of Our Stock

        Gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a U.S. real property interest within the meaning of FIRPTA. Our stock will not constitute a U.S. real property interest so long as we are a domestically-controlled qualified investment entity. As discussed above, a domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder's U.S. trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of U.S. real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our stock.

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a "U.S. real property interest" if:

          (1)   our stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

          (2)   such non-U.S. holder owned, actually and constructively, 5% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our stock were subject to U.S. taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our stock is not then traded on an established securities market, the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder's U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder's entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Estate Tax

        If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Non-U.S. Holders of Our Debt Securities

        This section applies to you if you are a non-U.S. holder of the debt securities. The term "non-U.S. holder" means a beneficial owner of a debt security that is not a U.S. holder, as defined above.

        Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" and "passive foreign investment companies." Such entities are encouraged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

        Interest paid to a non-U.S. holder will not be subject to U.S. federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder's conduct of a trade or business within the U.S., and the non-U.S. holder:

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  does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

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  is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Internal Revenue Code;

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  provides the appropriate certification as to the non-U.S. holder's status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder's behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

        If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a U.S. trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation's conduct of a U.S. trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E before the payment of interest and a non-U.S. holder may be required to obtain a U.S. taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities

        Non-U.S. holders generally will not be subject to U.S. federal income tax upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

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  the non-U.S. holder's investment in the debt securities is effectively connected with the conduct of a U.S. trade or business; or

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  the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the U.S. for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

        For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to U.S. federal income tax at the rates applicable to U.S. persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation's conduct of a U.S. trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by U.S. source capital losses, even though non-U.S. holders are not considered residents of the United States.

Other Tax Considerations

State, Local and Foreign Taxes

        We may be required to pay tax in various state, local or foreign jurisdictions, including those in which we transact business, and holders of our securities may be required to pay tax in various state, local or foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. In addition, a holder's state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our securities.

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Medicare 3.8% Tax on Investment Income

        Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including capital gains from the sale or other disposition of our common stock or debt securities. In the case of individuals, this tax will only apply to the extent such individual's modified adjusted gross income exceeds $200,000 ($250,000 for married couples filing a joint return and surviving spouses, and $125,000 for married individuals filing a separate return). U.S. holders of our common stock or debt securities should consult their tax advisors regarding the possible applicability of this additional tax in their particular circumstances.

Foreign Account Tax Compliance Act

        Withholding at a rate of 30% generally will be required in certain circumstances on (a) interest in respect of, and after December 31, 2016, gross proceeds from the disposition of, our debt securities held by or through certain foreign financial institutions (including investment funds), and (b) dividends in respect of, and after December 31, 2016, gross proceeds from the disposition of, our common stock held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the United States authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which our debt securities or our common stock are held will affect the determination of whether such withholding is required. Similarly, (x) interest in respect of and, after December 31, 2016, gross proceeds from the disposition of, our debt securities held by an investor that is a non-financial non-U.S. entity, and (y) dividends in respect of, and after December 31, 2016, gross proceeds from the disposition of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any "substantial U.S. owners" or (ii) provides certain information regarding the entity's "substantial U.S. owners," which we will in turn provide to the Secretary of Treasury. Prospective holders are encouraged to consult their tax advisors regarding the possible implications of these rules on an investment in our debt securities or common stock.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

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  directly to one or more purchasers;

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  through agents;

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  to or through underwriters, brokers or dealers; or

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  through a combination of any of these methods.

        A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

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  the method of distribution including the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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  any delayed delivery arrangements;

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  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or markets on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed;

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  at market prices prevailing at the time of sale;

  •
  in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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  at prices related to the prevailing market prices; or

  •
  at negotiated prices.

General

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers, agents or remarketing firms and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.

Underwriters, Agents and Remarketing Firms

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be stated in the applicable prospectus supplement or free writing prospectus, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or free writing prospectus, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. Dealers may then resell such securities to the public either at varying prices to be determined by the dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable.

        We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. These transactions include commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities, other than our common stock, which is listed for trading on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of preferred stock, depositary shares, debt securities or warrants offered by this prospectus on any securities exchange; any such listing with respect to any particular preferred stock, depositary shares, debt securities or warrants will be described in an applicable prospectus supplement or free writing prospectus, as the case may be.

        In connection with any offeing of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may cause the price of securities to be higher than it would be in the absence of the transactions. The underwriters are not required to engage in these activities and, if they commence these transactions, may discontinue any of these activities at any time.

Fees and Commissions

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.

 VALIDITY OF SECURITIES

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from HCP, Inc.'s Annual Report on Form 10-K, and the effectiveness of HCP, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of HCR ManorCare Inc., at December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014, included in HCP, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.